UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 18, 2014, Prudential Holdings, LLC, a wholly owned subsidiary of Prudential Financial, Inc. (the “Company”), completed the previously announced redemption of all of its $237,750,000 Series A Floating Rate Insured Notes due December 18, 2017 (the “Series A Notes”), $776,650,000 7.245% Series B Fixed Rate Insured Notes due December 18, 2023 (the “Series B Notes”) and $585,600,000 8.695% Series C Fixed Rate Notes due December 18, 2023 (the “Series C Notes”, and collectively with the Series A Notes and the Series B Notes, the “IHC Debt”). The redemption prices for the IHC debt were (i) $237,750,000 for the Series A Notes, (ii) $1,024,577,977, which includes a $247,927,977 make-whole payment, for the Series B Notes and (iii) $785,630,272, which includes a $200,030,272 make-whole payment, for the Series C Notes, totaling $2,047,958,249. The Company expects to record a $509 million pre-tax charge to earnings of the Closed Block Business, to be recorded in “General and administrative expenses”, representing the cost to redeem the IHC Debt and to terminate associated interest rate swaps. Following the redemption, no IHC Debt remains outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2014

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Vice President and Assistant Secretary